GUARANTY

GUARANTY, dated as of November 12, 2002 made by THE PITTSTON COMPANY, a Virginia corporation (the "Guarantor"), in favor of BAYERISCHE HYPO- UND VEREINSBANK AG (the "Bank"), and each Assignee under the Credit Agreement referred to below (collectively, the "Lenders").

                              W I T N E S S E T H :

WHEREAS, the Bank is willing, subject to the conclusion of satisfactory documentation and the satisfaction of other conditions, to extend credit, and to facilitate the extension of credit by certain of the Bank's foreign lending offices (as Lending Offices), from time to time to BAX Global Inc., a Delaware corporation ("BAX") and Brink's, Incorporated, a Delaware corporation ("Brink's"), subsidiaries of the Guarantor, and to certain subsidiaries of BAX and Brink's which are now or later become parties to the Credit Agreement dated as of November 12, 2002, among BAX, BRINK'S, BRINK'S DEUTSCHLAND GMBH, a German limited liability company, BRINK'S BETEILIGUNGSGESELLSCHAFT MBH, a German limited liability company, BRINK'S DIAMOND & JEWELRY SERVICE NV, a Belgium corporation, BRINK'S NEDERLAND B.V., a Dutch corporation, and BRINK'S AUSTRALIA PTY LTD., an Australian corporation and the Covered Subsidiaries that become parties thereto from time to time as Borrowers, the Guarantor, the Bank and the other financial institutions that become parties from time to time thereto as Assignees, as the same may be amended from time to time thereafter (the "Credit Agreement"); and it is a condition precedent to the extension of credit from time to time to the Borrowers under the Credit Agreement that the Guarantor shall have executed and delivered and keep in full force and effect this Guaranty.

NOW, THEREFORE, in consideration of the premises and to induce the Bank and its Lending Offices to extend credit from time to time to the Borrowers under the Credit Agreement, the Guarantor hereby agrees with the Bank as follows:

         1.       DEFINED TERMS.  Capitalized terms not otherwise defined herein
                  -------------
shall have the same meaning given to such terms in the Credit Agreement.

         2. GUARANTY. The Guarantor hereby unconditionally and irrevocably guarantees to the Lenders the prompt and complete payment in full and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations in the currency or currencies in which the Obligations are denominated from time to time. The Guarantor further agrees to pay any and all expenses, including, without limitation, all reasonable fees and disbursements of counsel (including, without limitation, allocated costs of staff counsel) which may be paid or incurred by the Lenders in enforcing and preserving any of their respective rights under this Guaranty and such as may be incurred by the Bank in connection with the preparation, negotiation, execution, delivery and administration hereof. This Guaranty shall remain in full force and effect until the Obligations are paid in full and the Commitment is terminated, notwithstanding that from time to time prior thereto any Borrowers may have been free from any Obligations.

The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Bank or any Lending Office on account of its liability hereunder, it will notify the Bank and such relevant Lending Office in writing that such payment is made under this Guaranty for such purpose. No payment or payments made by a Borrower or any other Person or received or collected by any Lender from a Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the amount of the Obligations as aforesaid until the Obligations are paid in full and the Commitment is terminated.

         3. SUBROGATION. The Guarantor expressly waives any and all rights of subrogation, reimbursement and contribution (contractual, statutory or otherwise), including any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, arising from the existence or performance of this Guaranty, and the Guarantor irrevocably waives any right to enforce any remedy, which any Lender now has or may hereafter have against any Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by any of them. The provisions of this paragraph 0 shall survive the termination of this Guaranty and the payment in full of the Obligations; provided, however, that the foregoing waiver shall be of no force and effect 370 days following the termination of this Guaranty and the payment in full of the Obligations, but only if during such 370-day period no Borrower nor the Guarantor shall have commenced or have commenced against it a bankruptcy proceeding under the Bankruptcy Code or similar law under any state or foreign jurisdiction.

         4. AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by any Lender may be rescinded, and any of the obligations continued, and the Obligations, or the liability of any other party upon or for any part thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Lender, and any agreement or instrument relating to the extension of credit by any Lender to any Borrower, any Note, and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as any Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Lender shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto.

         5. WAIVER OF RIGHTS; GUARANTEE ABSOLUTE AND UNCONDITIONAL. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Lenders upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty; and all dealings between any Borrower or the Guarantor, on the one hand, and any Lender, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

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

The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or the Guarantor with respect to the Obligations. This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity or enforceability of any of the Loan Documents, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower against any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of the Guarantor under this Guaranty, in bankruptcy or in any other instance, and the Obligations may be declared to be forthwith due and payable as provided under Article VIII of the Credit Agreement (and shall be deemed to have become automatically due and payable in case of defaults arising under Sections 8.01(d) or (e) of the Credit Agreement) notwithstanding any stay, injunction or other prohibition preventing such declaration as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations shall forthwith become due and payable by the Guarantor. When pursuing its rights and remedies hereunder against the Guarantor, any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by such Lender to pursue such other rights or remedies or to collect any payments from any Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Lender against the Guarantor.

         6. REINSTATEMENT. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

         7. PAYMENTS. The Guarantor hereby agrees that the Obligations will be paid to the Lenders without set-off or counterclaim in the currency or currencies in which such Obligations are denominated from time to time at the Lending Office identified in the documentation governing such Obligations, at such office of the Bank.

         8. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants that:


         (a) the Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of the Commonwealth of Virginia, (ii) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates under lease and to conduct the business in which it is currently

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

         engaged, and (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect;

         (b) the Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guaranty;

         (c) this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally;

         (d) the execution, delivery and performance of this Guaranty will not
         (i) violate any provision of any law or regulation or of any judgment, order, decree, determination or award of any court, arbitrator or governmental authority, bureau or agency or of the charter, by-laws or other corporate rules of, or any securities issued by, the Guarantor,
         (ii) result in a breach of or constitute a default under any mortgage, indenture, loan or security agreement, lease, contract or other agreement, instrument or undertaking to which the Guarantor is a party or which purports to be binding upon it or any of its properties or assets, or (iii) result in or require the creation or imposition of any lien on any of the properties or revenues of the Guarantor pursuant to the provisions of any of the foregoing;

         (e) no consent or authorization of, filing with, or other act by or in respect of, any Governmental Authority, and no consent of any other person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty; and

         (f) except as disclosed to the Bank in writing (including disclosure by delivery of financial statements to the Bank pursuant to Section 5.01(i) of the Credit Agreement), no litigation, investigation or proceeding of or before any arbitrator or governmental authority, bureau or agency is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of its properties or revenues (i) with respect to this Guaranty or any of the transactions contemplated hereby or (ii) the probable outcome of which would have a Material Adverse Effect;

         9. STATUS OF BORROWERS. The Guarantor represents and warrants as of the date hereof that the Guarantor directly or indirectly owns and has the power to vote at least 51% of the voting interests of each of BAX and Brink's, that BAX directly or indirectly owns at least 51% of the voting interests of each of the BAX Covered Subsidiaries that are party to the Credit Agreement, and that Brink's directly or indirectly owns at least 51% of the voting interests of each of the Brink's Covered Subsidiaries that are party to the Credit Agreement. Notwithstanding any sale or transfer of any ownership interest in any Borrower, the Guarantor will continue to be bound by the terms of this Guaranty in all respects including without limitation to guaranty the Obligations of each Minority Owned Borrower.

The Guarantor hereby acknowledges and agrees that the representations and warranties contained in the first sentence of this paragraph 0 shall be deemed repeated as of the date of each Advance made after the Effective Date and as of the date of effectiveness of each Election to Participate requesting that an additional Covered Subsidiary be made a party to, and a Borrower under, the Credit Agreement after the Effective Date.

         10. SEVERABILITY. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11. PARAGRAPH HEADINGS. The paragraph headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         12. NO WAIVER: CUMULATIVE REMEDIES. Neither the Bank nor any Lending Office affiliates, branches or subsidiaries shall by any act (except by a written instrument pursuant to paragraph 0 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Bank or any Lending Office, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Bank or any Lending Office of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Bank or such Lending Office would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         13. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS: GOVERNING LAW. Except as otherwise set forth in paragraph 0 hereof, none of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Bank; provided that any provision of this Guaranty may be waived by the Bank in a letter or agreement executed by the Bank or by telex or fax transmission by the Bank. This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Bank, all Lending Offices and their respective successors and assigns. THIS GUARANTY IS A GUARANTEE OF PAYMENT AND NOT SOLELY OF COLLECTION AND SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         14.      JUDGMENT CURRENCY.

         (a) The Guarantor's obligations under this Guaranty to make payments to any Lenders in the currency or currencies in which the Obligations are denominated in the documentation governing such Obligations (the "Obligations Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency, except to the extent that such tender or recovery results in the effective receipt by the Lenders of the full amount of the Obligations Currency payable to the Lenders under this Guaranty, and the Guarantor shall indemnify the Lenders
         (and the Lenders shall have an additional legal claim) for any difference between such full amount and the amount effectively received by such Person pursuant to any such tender or recovery. The determination by any Lender of amounts effectively received by it shall be conclusive absent manifest error.

                  (b) (i)i If for the purpose of obtaining or enforcing any judgment against the Guarantor in any court in any jurisdiction, it becomes necessary to convert into any currency other than the Obligations Currency (such currency being hereinafter in this paragraph 0 referred to as the "Judgment Currency") an amount due in the Obligations Currency under this Guaranty, the conversion shall be made, at the option of the Bank or the relevant Lending Office, at the rate of exchange prevailing on the business day immediately preceding the day on which the judgment is given (such business day being hereinafter in this paragraph 0 referred to as the "Conversion Date").

                  (ii)ii If there is a change in the rate of exchange prevailing between the Conversion Date and the date of actual payment of the amount due, the Guarantor covenants and agrees to pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligations Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment of judicial award at the rate of exchange prevailing on the Conversion Date.

         (c) Any amount due from the Guarantor under the foregoing paragraph will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Guaranty.

         (d) The term "rate of exchange" in this paragraph 0 means the Bank's or the relevant Lending Office's rate of exchange on the relevant date applicable to the purchase of the Obligations Currency with the Judgment Currency or, if such rate is not so published by the Bank or such Lending Office, such term shall mean the spot rate at which the Bank or such Lending Office in accordance with its normal practices is able on the relevant date to purchase the Obligations Currency with the Judgment Currency and includes in either case any premium and costs of exchange payable in connection with such purchase.

         15. SUBMISSION TO JURISDICTION. The Guarantor hereby irrevocably agrees that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Guaranty or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be brought in the United States Courts for the Southern District of New York, or in the courts of the State of New York, as the Bank or, if applicable, any Lending Office may elect, and, by execution and delivery of this Guaranty, the Guarantor hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in personam generally and unconditionally with respect to any such action, suit or proceeding for itself and in respect of its property. The Guarantor further agrees that final judgment against it in any action, suit or proceeding referred to herein shall be conclusive and may be enforced in any other jurisdiction, within or outside the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness. The Guarantor hereby irrevocably designates and appoints Brink's, Incorporated at the address of its registered agent in the State of New York (which, as of the date hereof, is CT Corporation System, currently located at 111 Eighth Avenue, New York, New York 10011) as the designee, appointee and agent of the Guarantor to receive, accept and acknowledge for and on behalf of the Guarantor and its property service of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding in the case of United States Courts for the Southern District of New York and the courts of the State of New York, which service may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. It is agreed that if any legal process, summons, notice or document shall be served upon Brink's, Incorporated at the address of such registered agent with respect to the Guarantor in connection herewith, notice thereof shall promptly be provided to the Guarantor at the address set forth on the signature page hereof; provided, that the failure to provide any such notice shall not affect the validity of such service upon Brink's, Incorporated as agent for and on behalf of Guarantor, at the address of such registered agent. The Guarantor agrees to take any and all such action necessary to continue such designation in full force and effect and to advise the Bank on its behalf and on behalf of each other Lender of any change of address of such designee, appointee and agent; and should said designee, appointee and agent become unavailable for this purpose for any reason, the Guarantor will forthwith irrevocably designate a new designee, appointee and agent within the City of New York, New York, which shall irrevocably consent to act as such, with the powers and for the purposes specified in this paragraph. The Guarantor further irrevocably consents and agrees to the service of any and all legal process, summons, notices, and documents out of any of the aforesaid courts in any such action, suit or proceeding by mailing copies thereof by registered or certified mail, postage prepaid, to the Guarantor at its address set forth with its signature below or to its then designee, appointee and agent for service. The Guarantor agrees that service upon it or any such designee, appointee, and agent as provided for herein shall constitute a valid and effective personal service upon it and that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service. Nothing herein contained shall, or shall be construed so as to, limit the right of the Bank or any other Lender to bring actions, suits or proceedings with respect to the obligations and liabilities of the Guarantor under, or any other matter arising out of or in connection with, this Guaranty, or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, in the courts of whatever jurisdiction in which the office of the Bank or such Lending Office or Assignee deems appropriate, or to affect the right to service of process in any jurisdiction in any other manner permitted by the law.

In addition, the Guarantor hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Guaranty brought in any of the aforesaid courts, and hereby further irrevocably and unconditionally waives and agrees not to plead any claim that any such action, suit or proceeding brought in any such court has been broughtin an inconvenient forum.

Each party hereto waives its rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Guaranty, or the transactions contemplated hereby or thereby, in any action, proceeding or other litigation of any type brought by any party against the other party.

         16. NOTICES. All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, telex or fax) and mailed, sent by overnight delivery service, telexed or faxed, to the address or number specified for notices to the applicable party set forth on Schedule 9.02 to the Credit Agreement or to such other address as shall be designated by such party in a written notice to the other parties.

All such notices, requests and other communications shall, when transmitted by overnight delivery service, telex or fax, be effective the day after delivered to the overnight delivery service, when confirmed by telex answerback or when transmitted by fax with machine transmittal confirmation, respectively, or, if transmitted by mail, upon delivery, except that notices pursuant to Article II or Article III of the Credit Agreement shall not be effective until actually received by the Bank.

The Guarantor acknowledges and agrees that the Bank's agreement to receive notices, requests and other communications by fax is solely for the convenience and at the request of the Guarantor. Each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Guarantor to give such communications and no Lender shall have any liability to Guarantor or any other Person on account of any action taken or not taken by such Lender in reliance upon such fax communication. The obligations of the Guarantor hereunder shall not be affected in any way or to any extent by any failure by the Bank or any other Lender to receive written confirmation of any fax communication or by the receipt of a confirmation which is at variance with the terms understood by such Lender to be contained in the fax communication.

         17. COUNTERPARTS; FACSIMILE SIGNATURES. This Guaranty may be executed by one or more of the parties in separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. The parties hereto confirm that any facsimile copy of another party's executed counterpart of this Guaranty (or its signature page thereof) will be deemed to be an executed original thereof.

                        [SIGNATURES APPEAR ON NEXT PAGE]



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



IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

                                  THE PITTSTON COMPANY


                                  By:      /s/ James B.  Hartough
                                           ----------------------------
                                  Name:    James B. Hartough
                                  Title:   Vice President - Corporate Finance
                                            and Treasurer



ACKNOWLEDGED:
BAYERISCHE HYPO- UND VEREINSBANK AG


By:      /s/ Ricarda Soltanmoradi
         --------------------------------------------
Name:    Ricarda Soltanmoradi
Title:   Managing Director


By:      /s/ Christina Winkler-Kruse
         -----------------------------------------------------
Name:    Christina Winkler-Kruse
Title:   Senior Credit Analyst


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